UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2022

WATERSIDE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	811-08387	54-1694665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Peachtree Pkwy, Suite 4245

Cumming, GA 30041

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 341-5898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

May 6, 2022 Schadel Note

On May 6, 2022, Waterside Capital Corporation (the “Company”) issued to Ryan Schadel, Chief Executive Officer, sole director and majority stockholder of the Company, a convertible promissory note in the aggregate principal amount of $100,000 (the “May 6 Note”).

The May 6 Note bears interest at a rate of 3.25% per annum and matures on May 6, 2027. Any amount of principal or interest on the May 6 Note which is not paid when due will bear interest at a rate of 12% per annum. The Company may prepay all or any portion of the May 6 Note at any time without penalty.

Mr. Schadel has the right from time to time, and at any time following May 6, 2022 and ending on the full repayment of all indebtedness to convert all or any part of the indebtedness into common stock subject to the terms of the May 6 Note at a conversion price of $0.50, subject to adjustment as set forth in the May 6 Note.

The foregoing description of the May 6 Note does not purport to be complete and is qualified in its entirety by reference to the May 6 Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

May 9, 2022 Schadel Note

On May 9, 2022, the Company issued to Mr. Schadel, Chief Executive Officer, sole director and majority stockholder of the Company, a convertible promissory note in the aggregate principal amount of $100,000 (the “May 9 Note”).

The May 9 Note bears interest at a rate of 3.25% per annum and matures on May 9, 2027. Any amount of principal or interest on the May 9 Note which is not paid when due will bear interest at a rate of 12% per annum. The Company may prepay all or any portion of the May 9 Note at any time without penalty.

Mr. Schadel has the right from time to time, and at any time following May 9, 2022 and ending on the full repayment of all indebtedness to convert all or any part of the indebtedness into common stock subject to the terms of the May 9 Note at a conversion price of $0.50, subject to adjustment as set forth in the May 9 Note.

The foregoing description of the May 9 Note does not purport to be complete and is qualified in its entirety by reference to the May 9 Note, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Hackbart Note Purchase Agreement

On May 10, 2022, the Company entered into a Note Purchase Agreement (the “Hackbart Agreement”) by and between the Company and Timothy Hackbart. Pursuant to the terms of the Hackbart Agreement, the Company agreed to issue and sell, and Mr. Hackbart agreed to purchase, a convertible promissory note in the aggregate principal amount of $20,000 (the “Hackbart Note”).

The Hackbart Note bears interest at a rate of 3.25% per annum and matures on May 10, 2027. Any amount of principal or interest on the Hackbart Note which is not paid when due will bear interest at a rate of 12% per annum. The Company may prepay all or any portion of the Hackbart Note at any time without penalty.

Mr. Hackbart has the right from time to time, and at any time following May 10, 2022 and ending on the full repayment of all indebtedness to convert all or any part of the indebtedness into common stock subject to the terms of the Hackbart Note at a conversion price of $0.50, subject to adjustment as set forth in the Hackbart Note.

The foregoing description of the Hackbart Agreement and the Hackbart Note does not purport to be complete and is qualified in its entirety by reference to the Hackbart Agreement and the Hackbart Note, copies of which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above regarding the May 6 Note, the May 9 Note and the Hackbart Note is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Convertible Promissory Note, dated May 6, 2022, issued by the registrant in favor of Ryan Schadel.
10.2	Convertible Promissory Note, dated May 9, 2022, issued by the registrant in favor of Ryan Schadel.
10.3	Note Purchase Agreement, dated May 10, 2022, by and between the registrant and Timothy Hackbart.
10.4	Convertible Promissory Note, dated May 10, 2022, issued by the registrant in favor of Timothy Hackbart.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterside Capital Corporation

Date: May 10, 2022	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer